FOR IMMEDIATE RELEASE

Wingstop Inc. Reports Fiscal First Quarter Financial Results
97 Net New Openings in First Quarter, 17% Unit Growth
Dallas, April 29, 2026 - (PRNewswire) - Wingstop Inc. (NASDAQ: WING) today announced financial results for the fiscal first quarter ended March 28, 2026.
“Despite the decline in same store sales, we delivered system-wide sales growth and double-digit Adjusted EBITDA growth in the quarter supported by 17% unit growth. Our results demonstrate the resiliency of our asset-light, highly franchised model.” said Michael Skipworth, President and Chief Executive Officer. “Our focus in the first quarter centered upon enhancing unit economics for our brand partners and advancing our strategies that we believe will position us to return to same store sales growth. We believe 2026 is going to be a transformational year for Wingstop and remain extremely confident in the long-term opportunity in front of us as we continue to scale into a top 10 global restaurant brand.”
Q1 2026 Highlights
▪System-wide sales of $1.4 billion increased 5.9% vs. Q1 2025
▪97 net new openings
▪Domestic restaurant AUV of $2.0 million
▪Domestic same store sales decreased 8.7% vs. Q1 2025
▪Digital sales represented 72.5% of system-wide sales
▪Total revenue of $183.7 million, an increase of 7.4%, vs. Q1 2025
▪Net income of $29.9 million, or $1.08 per diluted share
▪Adjusted net income1 of $32.5 million and adjusted earnings per diluted share1 of $1.18
▪Adjusted EBITDA1, increased 9.9% vs. Q1 2025 to $65.4 million
1See “Non-GAAP Financial Measures“ and the reconciliation tables accompanying this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Key Operating Metrics

	Thirteen Weeks Ended
	March 28, 2026	March 29, 2025
Number of system-wide restaurants open at end of period	3,153	2,689
Number of domestic franchise restaurants open at end of period	2,596	2,250
Number of international franchise restaurants open at end of period (1)	500	388
System-wide sales (in millions)	$1,377	$1,300
Domestic AUV (in thousands)	$1,956	$2,135
Domestic same store sales growth	(8.7)%	0.5%
Company-owned domestic same store sales growth	(2.2)%	1.4%
Net income (in thousands)	$29,883	$92,265
Adjusted net income (in thousands)	$32,469	$28,316
Adjusted EBITDA (in thousands)	$65,403	$59,497

(1) Including U.S. territories.

Q1 2026 Financial Results
Total revenue for the first quarter 2026 increased to $183.7 million from $171.1 million in the prior first quarter. Royalty revenue, franchise fees and other increased $8.7 million, of which $12.2 million was due to net new franchise development and $3.4 million related to an increase in vendor rebates, partially offset by a decrease of $5.9 million due to an 8.7% decline in domestic same store sales contributed by lower transaction volumes, reflecting continued pressure on consumer spending. Advertising fees increased $1.0 million due to a 5.9% increase in system-wide sales in the first quarter 2026. Company-owned restaurant sales increased $2.9 million due to the six additional corporate stores opened or acquired since the prior year period.
Cost of sales was $24.7 million compared to $22.8 million in the prior first quarter. As a percentage of company-owned restaurant sales, cost of sales decreased to 74.9% from 76.0% in the prior first quarter. The decrease as a percentage of company-owned restaurant sales was primarily driven by a decline in food, beverage and packaging costs, reflecting a decrease in the cost of bone-in chicken wings as compared to the prior first quarter.
Selling, general & administrative (“SG&A”) expense increased $3.0 million to $34.4 million from $31.4 million in the prior first quarter. The increase in SG&A expense was primarily driven by $2.4 million in restructuring charges related to the corporate realignment announced during the fiscal first quarter 2026, partially offset by lower system implementation costs and other expenses compared to the prior year period.
The prior fiscal first quarter included investment income of $93.8 million in the prior fiscal first quarter. This was related to the $97.2 million gain on the sale of our non-controlling interest in Lemon Pepper Holdings, Ltd. (“LPH”), Wingstop’s United Kingdom master franchisee, recognized in the prior year period.

Income tax expense was $10.7 million, yielding an effective tax rate of 26.3%, comparable to 25.1% in the prior fiscal first quarter. The decrease in total tax expense is primarily due to the absence of the prior year taxable gain on the sale of our non-controlling interest in LPH.

Financial Outlook
The Company’s outlook is dependent on the macro-environment which is inherently difficult to predict given current high levels of uncertainty. The Company is providing updated guidance for 2026:
•Low-single digit decline in domestic same store sales growth;
•SG&A of between $146 - $149 million, which includes $3 million of restructuring charges related to corporate realignment;
•Stock-based compensation expense of approximately $28 million.
Additionally, the Company reiterates guidance for 2026:
•Global unit growth rate of 15% to 16%;
•Interest expense, net of approximately $43 million; and
•Depreciation and amortization of approximately $30 million.

Restaurant Development
As of March 28, 2026, there were 3,153 Wingstop restaurants system-wide. This included 2,653 restaurants in the United States, of which 2,596 were franchised restaurants and 57 were company-owned, and 500 franchised restaurants were in international markets, including U.S. territories. During the first quarter 2026, there were 97 net system-wide Wingstop restaurant openings.

Quarterly Dividend

In recognition of our strong cash flow generation and our commitment to returning value to stockholders, on April 28, 2026, our board of directors authorized and declared a quarterly dividend of $0.30 per share of common stock, resulting in a total dividend of approximately $8.2 million. This dividend will be paid on June 5, 2026 to stockholders of record as of May 15, 2026.

Share Repurchase

As previously announced, during the fiscal first quarter of 2026, our board of directors authorized the purchase of up to an additional $300.0 million of our outstanding shares of common stock under our existing share repurchase program.

We repurchased and retired 374,324 shares of our common stock at an average price of $208.08 per share during the first quarter of 2026. As of March 28, 2026, $313.4 million remained available under the share repurchase program previously approved by our board of directors.

Since the inception of our share repurchase program in August 2023, we have repurchased and retired 2,959,473 shares of our common stock at an average price of $252.25 per share.

The following definitions apply to these terms as used in this release:

Domestic average unit volume (“AUV”) consists of the average annual sales of all restaurants that have been open for a trailing 52-week period or longer. This measure is calculated by dividing sales during the applicable period for all restaurants being measured by the number of restaurants being measured. Domestic AUV includes revenue from both company-owned and franchised restaurants. Domestic AUV allows management to assess our domestic company-owned and franchised restaurant economics. Changes in domestic AUV are primarily driven by increases in same store sales and are also influenced by opening new restaurants.

Domestic same store sales reflects the change in year-over-year sales for the same store restaurant base. We define the same store restaurant base to include those restaurants open for at least 52 full weeks. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and permanent closures. We review same store sales for domestic company-owned restaurants as well as system-wide domestic restaurants. Domestic same store sales growth is driven by increases in transactions and average transaction size. Transaction size increases are driven by price increases or favorable mix shift from either an increase in items purchased or shifts into higher priced items.

System-wide sales represents net sales for all of our company-owned and franchised restaurants, as reported by franchisees. This measure allows management to better assess changes in our royalty revenue, our overall store performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by new restaurant openings as well as increases in same store sales.

Adjusted EBITDA is defined as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization (EBITDA), further adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on non-recurring transactions, certain system implementation costs, certain restructuring charges, and stock-based compensation expense.

Adjusted net income is defined as net income adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on non-recurring transactions, certain system implementation costs, certain restructuring charges, and related tax adjustments.

Adjusted earnings per diluted share is defined as adjusted net income divided by weighted average diluted share count.

We caution investors that amounts presented in accordance with our definitions above may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate certain non-GAAP measurements in the same manner.

Conference Call and Webcast

We will host a conference call today to discuss the first fiscal quarter 2026 financial results at 10:00 AM Eastern Time. The conference call can be joined telephonically by dialing 1-877-259-5243 or 1-412-317-5176 (international) and asking for the Wingstop conference call. A replay will be available two hours after the call and can be accessed by dialing 1-855-669-9658 or 1-412-317-0088 (international), then entering the replay code 4161830. The replay will be available through Wednesday, May 6, 2026.

The conference call will also be webcast live and later archived on the investor relations section of Wingstop’s corporate website at ir.wingstop.com under the ‘News & Events’ section.

About Wingstop

Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 3,000 restaurants worldwide, with approximately 98% of the total restaurant count owned by brand partners. Generating over $5 billion in system-wide sales in fiscal 2025, Wingstop offers made-to-order, always fresh classic and boneless wings, tenders, and chicken sandwiches in 12 bold, distinctive flavors, alongside signature sides and iconic housemade ranch and bleu cheese dips.
Dedicated to Serving the World Flavor, Wingstop is the Official Chicken Partner of the NBA with a vision to become a Top 10 Global Restaurant Brand.
Learn more at wingstop.com or follow @Wingstop on X, Instagram, Facebook and TikTok.
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures, including those indicated above. By providing non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the Securities and Exchange Commission (the “SEC”) concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Forward-looking Statements

This news release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, trends, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. Examples of forward-looking statements in this news release include, but are not limited to, our 2026 fiscal year outlook for domestic same store sales growth, global unit growth, SG&A expense, stock-based compensation expense, interest expense, net and depreciation and amortization. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

When considering forward-looking statements in this news release or that we make in other reports or statements, you should keep in mind the cautionary statements in this news release and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this news release speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Media Contact
Kyra Harbert
Media@wingstop.com

Investor Contact
Sarah Niehaus
IR@wingstop.com

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	March 28, 2026	December 27, 2025
Assets
Current assets
Cash and cash equivalents	$128,816	$196,572
Restricted cash	25,994	25,994
Accounts receivable, net	23,525	20,823
Prepaid expenses and other current assets	7,689	7,956
Advertising fund assets, restricted	30,921	16,143
Total current assets	216,945	267,488
Property and equipment, net	138,427	130,581
Operating lease assets	47,909	48,637
Goodwill	83,875	83,875
Trademarks	32,700	32,700
Investments	88,358	87,164
Other non-current assets, net	40,672	42,964
Total assets	$648,886	$693,409
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$9,362	$12,846
Current portion of operating lease liabilities	3,401	3,232
Other current liabilities	53,056	49,744
Advertising fund liabilities	30,921	16,143
Total current liabilities	96,740	81,965
Long-term debt, net	1,209,837	1,209,094
Operating lease liabilities	57,177	58,080
Deferred revenues, net of current	50,876	47,721
Deferred income tax liabilities, net	33,279	33,142
Other non-current liabilities	149	169
Total liabilities	1,448,058	1,430,171
Commitments and contingencies
Stockholders' deficit
Common stock, $0.01 par value; 100,000,000 shares authorized; 27,232,479 and 27,540,619 shares issued and outstanding as of March 28, 2026 and December 27, 2025, respectively	272	275
Additional paid-in-capital	213	1,529
Retained deficit	(804,285)	(744,915)
Accumulated other comprehensive income (loss)	4,628	6,349
Total stockholders' deficit	(799,172)	(736,762)
Total liabilities and stockholders' deficit	$648,886	$693,409

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(amounts in thousands, except per share data)

	Thirteen Weeks Ended
	March 28, 2026	March 29, 2025
	(Unaudited)	(Unaudited)
Revenue:
Royalty revenue, franchise fees and other	$87,470	$78,775
Advertising fees	63,269	62,272
Company-owned restaurant sales	32,986	30,047
Total revenue	183,725	171,094
Costs and expenses:
Cost of sales (1)	24,716	22,835
Advertising expenses	67,311	65,795
Selling, general and administrative	34,449	31,440
Depreciation and amortization	6,841	6,228
Loss on disposal of assets	—	6,535
Total costs and expenses	133,317	132,833
Operating income	50,408	38,261
Interest expense, net	9,764	8,910
Investment (income) expense	72	(93,839)
Income before income tax expense	40,572	123,190
Income tax expense	10,689	30,925
Net income	$29,883	$92,265

Earnings per share
Basic	$1.09	$3.25
Diluted	$1.08	$3.24

Weighted average shares outstanding
Basic	27,481	28,385
Diluted	27,593	28,509

Dividends per share	$0.30	$0.27

(1) Cost of sales includes all operating expenses of company-owned restaurants, including advertising expenses, but excludes depreciation and amortization, which are presented separately.

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Cost of Sales Margin Analysis
(amounts in thousands)

	Thirteen Weeks Ended
	March 28, 2026		March 29, 2025
	In dollars	As a % of company-owned restaurant sales	In dollars	As a % of company-owned restaurant sales
Cost of sales:
Food, beverage and packaging costs	$11,794	35.8%	$11,241	37.4%
Labor costs	7,889	23.9%	7,153	23.8%
Other restaurant operating expenses	5,869	17.8%	5,191	17.3%
Vendor rebates	(836)	(2.5)%	(750)	(2.5)%
Total cost of sales	$24,716	74.9%	$22,835	76.0%

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Restaurant Count

	Thirteen Weeks Ended
	March 28, 2026	March 29, 2025
Domestic Franchised Activity
Beginning of period	2,529	2,154
Openings	67	96
Closures	—	—
Restaurants end of period	2,596	2,250

Domestic Company-Owned Activity
Beginning of period	57	50
Openings	—	1
Closures	—	—
Restaurants end of period	57	51

Total Domestic Restaurants	2,653	2,301

International Franchised Activity(1)
Beginning of period	470	359
Openings	33	30
Closures	(3)	(1)
Restaurants end of period	500	388

Total System-wide Restaurants	3,153	2,689

(1) Includes U.S. territories.

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(Unaudited)
(amounts in thousands)

	Thirteen Weeks Ended
	March 28, 2026	March 29, 2025
Net income	$29,883	$92,265
Interest expense, net	9,764	8,910
Income tax expense	10,689	30,925
Depreciation and amortization	6,841	6,228
EBITDA	$57,177	$138,328
Additional adjustments:
Transaction costs (a)	—	497
Loss on sale of building (b)	—	6,534
Gain on sale of investment (c)	—	(92,485)
System implementation costs (d)	546	1,311
Amortization of capitalized system implementation costs (e)	467	—
Restructuring charges (f)	2,390	—
Stock-based compensation expense (g)	4,823	5,312
Adjusted EBITDA	$65,403	$59,497

(a) Represents non-recurring transaction costs that are not part of our ongoing operations and were incurred to execute the sale and subsequent reinvestment of the Company’s unconsolidated equity method investment in Lemon Pepper Holdings, Ltd.
(“LPH”), Wingstop’s United Kingdom master franchisee, during the fiscal first quarter 2025; all transaction costs are included in Selling, general and administrative on the Consolidated Statements of Operations.
(b) Represents a non-recurring loss on sale of an office building during the fiscal first quarter 2025, which was included in Loss on disposal of assets on the Consolidated Statements of Operations.
(c) Represents a non-recurring gain related to the sale of the Company’s unconsolidated equity method investment in LPH during the fiscal first quarter 2025, which was included in Investment income, net on the Consolidated Statements of Operations.
(d) System implementation costs represent non-recurring expenses incurred related to the development and implementation of new enterprise resource planning, human capital management, and global development technology, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(e) Represents amortization associated with capitalized cloud computing costs related to our system implementation, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(f) Represents certain restructuring charges related to corporate realignment announced on January 13, 2026.
(g) Includes non-cash, stock-based compensation, net of forfeitures.

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS
(Unaudited)
(amounts in thousands, except per share data)

	Thirteen Weeks Ended
	March 28, 2026	March 29, 2025
Numerator:
Net income	$29,883	$92,265
Adjustments:
Transaction costs (a)	—	497
Loss on disposal of building (b)	—	6,534
Gain on sale of investment (c)	—	(92,485)
System implementation costs (d)	546	1,311
Amortization of capitalized system implementation costs (e)	467	—
Restructuring charges (f)	2,390	—
Tax effect of adjustments (g)	(817)	20,194
Adjusted net income	$32,469	$28,316

Denominator:
Weighted-average shares outstanding - diluted	27,593	28,509

Adjusted earnings per diluted share	$1.18	$0.99

(a) Represents non-recurring transaction costs that are not part of our ongoing operations and were incurred to execute the sale and subsequent reinvestment of the Company’s unconsolidated equity method investment in LPH, the Company’s United Kingdom master franchisee, during the 2025 fiscal year; all transaction costs are included in Selling, general and administrative on the Consolidated Statements of Operations.
(b) Represents a non-recurring loss on sale of an office building during the fiscal first quarter 2025, which was included in Loss on disposal of assets on the Consolidated Statements of Operations.
(c) Represents a non-recurring gain related to the sale of the Company’s unconsolidated equity method investment in LPH during the fiscal first quarter 2025, which was included in Investment income, net on the Consolidated Statements of Operations.
(d) System implementation costs represent non-recurring expenses incurred related to the development and implementation of new enterprise resource planning, human capital management, and global development technology, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(e) Represents amortization associated with capitalized cloud computing costs related to our system implementation, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(f) Represents certain restructuring charges related to corporate realignment announced on January 13, 2026.
(g) Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an assumed effective tax rate of 24% for the thirteen weeks ended March 28, 2026, which includes provisions for U.S. federal income taxes, and assumes the respective statutory rates for applicable state and local jurisdictions.